UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                             September 10, 2010

Phreadz, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52511	98-0471052
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

63 Main Street, #202, Flemington, New Jersey	08822
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (908) 968-0838

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers

On September 10th, we appointed Christina Domecq, our CEO, to our board of directors.

Ms. Domecq co-founded SpinVox Limited, a technology company specializing in voice to text conversion, in 2003 where she was served as Chief Executive Officer until its sale to Nuance Communications in December 2009.  Ms. Domecq has a Masters from Nôtre Dame University, a BA in Systematic Theology and BSc in Economics from Boston College.   Ms. Domecq has won a number of awards for her entrepreneurship, including ‘The Young Entrepreneur of the Year' and the ‘Science and Technology Entrepreneur of the Year’ from Ernst & Young.

Our board of directors now consists of Georges Daou, Christina Domecq, Gordon Samson and Greg Goldberg.

There are no family relationships between Ms. Domecq and any of our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phreadz, Inc.

Date: September 10, 2010	By:	/s/ Gordon Samson
Gordon Samson, Chief Financial Officer